As filed with the Securities and Exchange Commission on December 24, 2013

Registration No. 333-128547

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GASCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	98-0204105
(State or other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7979 E. Tufts Ave., Suite 1150

Denver, Colorado  80237

(303) 483-0044

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard S. Langdon

President and Chief Executive Officer

7979 E. Tufts Ave., Suite 1150

Denver, Colorado  80237

(303) 483-0044

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen W. Ray

Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

320 South Boston Avenue, Suite 200

Tulsa, Oklahoma 74103

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

On September 23, 2005, Gasco Energy, Inc., a Nevada corporation (the “Company”), filed a registration statement on Form S-3 (Registration No. 333-128547) with the Securities and Exchange Commission (the “SEC”), as amended by post-effective Amendment No. 1 to Form S-3 Registration Statement filed with the SEC on October 27, 2005 (collectively, the “Registration Statement”), to register shares of its common stock, $0.0001 par value per share, preferred stock, debt securities and depositary shares (collectively, the “Securities”).  The Company now desires to deregister all of the Securities under the Registration Statement.

The Company intends to suspend all reporting obligations with the SEC under the Securities Exchange Act of 1934, as amended.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold, the Company hereby amends the Form S-3 by deregistering the Securities that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 24, 2013.

GASCO ENERGY, INC.

By:	/s/ Richard S. Langdon
Richard S. Langdon
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on December 24, 2013.

Signature	Title

/s/ Richard S. Langdon	Director, President and Chief Executive Officer
Richard S. Langdon

/s/ L. Edward Parker	Director
L. Edward Parker

/s/ Wade Stubblefield	Director
Wade Stubblefield